Exhibit 10.16


                              AMENDED AND RESTATED
                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                             OTAY LAND COMPANY, LLC



                     Limited Liability Company Agreement of OTAY LAND COMPANY, LLC (the "LLC") dated as of September 20, 1999 among HOMEFED CORPORATION ("HFC") and LEUCADIA NATIONAL CORPORATION ("LUK," and collectively, the "Members").

                               W I T N E S S E T H:
                               --------------------

                     WHEREAS, the Members desire to enter into this amended and restated Agreement (the "LLC Agreement") to establish their respective rights and obligations with respect to the LLC;

                     NOW, THEREFORE, in consideration of the premises and the mutual covenants and provisions hereinafter contained, the Members hereby agree as follows:

                                   Article I
                        ORGANIZATIONAL AND OTHER MATTERS

                     SECTION 1.01. Formation; Admission. The LLC has been organized under the provisions of the Limited Liability Company Act of the State of Delaware (the "LLCA") by filing a Certificate of Formation with the Secretary of State of the State of Delaware. Each of HFC and LUK has been admitted to the LLC as a Member. All Members are required to hold an interest in the LLC; any failure to hold such an interest shall result in immediate termination of one's membership in the LLC.

                     SECTION 1.02. Name. The name of the LLC shall be OTAY LAND COMPANY, LLC and the business of the LLC shall be conducted under such name.

                     SECTION 1.03. Principal Office. The principal office of the LLC shall be at 529 East South Temple, Salt Lake City, Utah 84102, or such other place as may from time to time be determined.

                     SECTION 1.04. Term. The LLC shall commence on the date of filing of the Certificate of Formation and shall continue until terminated as provided in this Agreement or in the Certificate of Formation, as each such document may be amended from time to time.

                     SECTION 1.05. Limited Liability. Except as otherwise provided by the LLCA, the debts, obligations and liabilities of the LLC, whether arising in contract, tort or otherwise, shall be the debts, obligations and liabilities solely of the LLC, and the

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Members shall not be obligated personally for any of such debts, obligations or liabilities solely by reason of being a Member.

                                   Article II
                               PURPOSE AND POWERS

                     SECTION 2.01. Purpose of the LLC. Except as may be restricted by this Agreement, the LLC may carry on any lawful business, purpose or activity permitted by the LLCA.

                     SECTION 2.02. Powers of the LLC. The LLC shall have the power to do any and all acts reasonably necessary, appropriate, proper, advisable, incidental or convenient to or for the furtherance of the purpose and business described herein and for the protection and benefit of the LLC.

                                  Article III
                              FUNDING CONTRIBUTIONS

                     SECTION 3.01. Funding Contributions. An initial investment of $10,000,000 in the LLC has been made by HFC ("Capital"). Any additional investments in the LLC to be made by HFC shall be treated as additional Capital. An initial investment of $1,000 in the LLC has been made by LUK ("Preferred Capital"). Any additional investments in the LLC to be made by LUK shall be treated as additional Preferred Capital. Preferred Capital contributed by LUK shall be entitled to receive a preferred return pursuant to Article IV hereof. All Capital contributed by HFC and Preferred Capital contributed by LUK shall together constitute Funding Contributions.

                     SECTION 3.02. Capital Accounts. The LLC shall maintain for each Member a separate Capital Account.

                     SECTION 3.03. No Interest. Except as otherwise expressly provided in this Agreement, no interest shall be paid by the LLC on contributions of either Capital or Preferred Capital, balances in the Members' Capital Accounts or any other funds contributed to the LLC or distributed or distributable by the LLC under this Agreement.

                     SECTION 3.04. No Withdrawal; Return of Contributions. No Member shall have the right to withdraw any portion of such Member's Capital Account without the consent of LUK. Except as required by the LLCA, no Member shall be personally liable to any other Member for the return of any capital or any additions thereto, it being agreed that any return of capital as may be made from time to time shall be made solely from the assets of the LLC and only in accordance with the terms hereof.


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                                   Article IV
                         DISTRIBUTIONS AND ALLOCATIONS

                     SECTION 4.01. Distribution of Profits. All proceeds received by the LLC and available for distribution shall be distributed as follows, in the following order of priority:

                     (i) to pay LUK an annual minimum cumulative preferred return of 10% on all Preferred Capital provided by LUK;

                     (ii) to pay LUK an annual minimum cumulative preferred return of 2% on all Preferred Capital provided by LUK; provided that this 2% return shall be payable by the LLC only out of and to the extent of profits;

                     (iii) to repay all Preferred Capital provided by LUK, it being understood that upon payment in full of the preferred returns pursuant to (i) and (ii) above and repayment in full of all Preferred Capital the interest in the LLC represented by such Preferred Capital shall be extinguished; and

                     (iv) any remaining funds will be distributed to the remaining Member or Members in accordance with their capital accounts.

                     SECTION 4.02. Allocation of Profits and Losses. Profits and losses of the LLC shall be allocated among the Members in accordance with applicable federal tax laws. The profits of the LLC are allocated 100% to HFC after consideration of the distributions to LUK in Section 4.01(i) and (ii) and the losses of the LLC will be allocated 100% to HFC until HFC's capital account is exhausted, then to LUK until LUK's capital account is exhausted, then in accordance with applicable federal tax laws.

                                   Article V
                              MANAGEMENT OF THE LLC

                     SECTION 5.01. Management. Subject to Sections 5.02 and 5.03 hereof, the management of the business and affairs of the LLC shall be vested in the "Manager" who shall be selected by the majority vote of the Members. For purposes of this Section 5.01, "majority vote" shall mean the vote of Members who, at the time of such vote, shall have contributed a majority of the Funding Contributions. However, the Manager may be removed by any Member for cause. For purposes of this Section 5.01, "cause" shall mean any willful or reckless failure to carry out its duties under this LLC Agreement. The initial Manager of the LLC shall be HFC. The Manager shall have the power to do any and all acts necessary or convenient for the furtherance of the purpose of the LLC described in this Agreement, including all powers, statutory or otherwise, possessed by members of a limited liability company under the LLCA. Cheryl C. Dearden is hereby designated as an authorized person, within the meaning of the LLCA, to execute, deliver and file the Certificate of Formation and any amendments and/or restatements thereof required by law.


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                     SECTION 5.02. Authorized Officers. The Members may elect by a majority vote officers with such titles as the Members deem appropriate. The initial officers of the LLC shall be:

                     Paul Borden                President
                     Erin Ruhe                  Treasurer and Secretary
                     Patrick Bienvenue          Vice President
                     Joseph A. Orlando          Vice President
                     Curt Noland                Vice President

The foregoing officers shall serve in such office until removed and replaced by the majority vote of the Members.

                     SECTION 5.03. [Intentionally omitted]

                     SECTION 5.04. Liability of Members; Indemnification.

                     (a) To the fullest extent permitted by the laws of Delaware, the LLC (i) shall indemnify and hold harmless LUK and its respective officers, directors and shareholders for so long as LUK holds a preferred capital interest in the LLC, and (ii) may indemnify and hold harmless each Member and its respective officers, directors, shareholders, members or partners, and each officer of the LLC (each of the parties listed in (i) and (ii), an "Indemnitee"), from and against any and all losses, claims, demands, costs, damages, liabilities (joint or several), expenses of any nature (including reasonable attorneys' fees and disbursements), judgments, fines, settlements and other amounts ("Damages") arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which an Indemnitee may be involved, or threatened to be involved, as a party or otherwise, arising out of or incidental to the business of the LLC, regardless of whether an Indemnitee continues to be a Member or an officer, director, shareholder, member or partner of such Member at the time any such liability or expense is paid or incurred, except for any Damages based upon, arising from or in connection with any act or omission of an Indemnitee committed without authority granted pursuant to this Agreement or in bad faith or otherwise constituting willful misconduct.

                     (b) Expenses (including reasonable attorneys' fees and disbursements) incurred in defending any claim, demand, action, suit or proceeding, whether civil, criminal, administrative or investigative, subject to
Section 5.04(a) hereof, may be paid (or caused to be paid) by the LLC in advance of the final disposition of such claim, demand, action, suit or proceeding upon receipt of an undertaking by or on behalf of the Indemnitee to repay such amount if it shall ultimately be determined, by a court of competent jurisdiction from which no further appeal may be taken or the time for any appeal has lapsed (or otherwise, as the case may be), that the Indemnitee is not entitled to be indemnified by the LLC as authorized hereunder or is not entitled to such expense reimbursement.


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                     (c) The indemnification provided by Section 5.04(a) hereof shall be in addition to any other rights to which an Indemnitee may be entitled under any agreement or unanimous vote of the Members, as a matter of law or otherwise, both (i) as to action in the Indemnitee's capacity as a Member or as an officer, director, shareholder, member or partner of a Member, and (ii) as to action in another capacity, and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns, administrators and personal representatives of the Indemnitee.

                     (d) Any indemnification hereunder shall be satisfied only out of the assets of the LLC, and the Members shall not be subject to personal liability by reason of these indemnification provisions.

                     (e) An Indemnitee shall not be denied indemnification in whole or in part under Section 5.04(a) hereof because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

                     (f) No Member shall be liable, in damages or otherwise, to the LLC or any other Member for any act or omission performed or omitted to be performed by it in good faith pursuant to the authority granted to such Member this Agreement of the LLCA.

                                   Article VI
                        TRANSFER OF MEMBERSHIP INTERESTS

                     SECTION 6.01. Transfer Restrictions. No transfer, except with the unanimous consent of the Members, of all or any portion of a Member's interest in the LLC shall be permitted; provided that LUK may transfer its interest in the LLC to any subsidiary of LUK.

                                  Article VII
                           DISSOLUTION AND LIQUIDATION

                     SECTION 7.01. Bankruptcy. The LLC shall be dissolved and its affairs shall be wound up upon the Bankruptcy (as defined below) of the LLC or any Member; provided, however, that upon the occurrence of any such event, a majority in interest of the Members may, within 90 days thereafter, agree to continue the business of the LLC, upon all of the terms and provisions of this Agreement. For purposes of this Agreement, "Bankruptcy" means (i) the filing of a voluntary petition seeking liquidation, reorganization, arrangement or readjustment, in any form, of debts under title 11 of the United States Code, as amended (the "Bankruptcy Code") (or corresponding provisions of future laws) or any other federal, state or foreign insolvency law, or the filing of an answer consenting to or acquiescing in any such petition; (ii) the making of any assignment for the benefit of creditors or the admission in writing of the inability to pay debts as they mature; or (iii) the expiration of 60 days after the filing of an involuntary petition under the Bankruptcy Code (or corresponding provisions of future laws) seeking


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an application for the appointment of a receiver, or an involuntary petition seeking liquidation, reorganization, arrangement or readjustment of debts under any other federal, state or foreign insolvency law, unless the same shall have been vacated, set aside or stayed within such 60-day period.

                     SECTION 7.02. Effect of Dissolution. Upon dissolution, subject to the Members' right to elect to continue the business of the LLC pursuant to Section 7.01 hereof, the LLC shall cease carrying on its business but shall not terminate until the winding up of the affairs of the LLC is completed, the assets of the LLC shall have been distributed as provided below and a Certificate of Cancellation of the LLC under the LLCA has been filed with the Secretary of State of the State of Delaware.

                     SECTION 7.03. Liquidation Upon Dissolution. Upon the dissolution of the LLC, subject to the Members' right to elect to continue the business of the LLC pursuant to Section 7.01 hereof, sole and plenary authority to effectuate the liquidation of the assets of the LLC shall be vested (a) in LUK for so long as LUK's Preferred Capital interest in the LLC shall remain outstanding, and if such Preferred Capital interest shall have been extinguished, (b) in HFC, which party shall have full power and authority to sell, assign and encumber any and all of the LLC's assets and to wind up and liquidate the affairs of the LLC in an orderly and business-like manner. The proceeds of liquidation of the assets of the LLC distributable upon a dissolution and winding up of the LLC shall be applied in the following order of priority:

                     (i) first, to the creditors of the LLC, including creditors who are Members, in the order of priority provided by law, in satisfaction of all liabilities and obligations of the LLC (of any nature whatsoever, including, without limitation, fixed or contingent, matured or unmatured, legal or equitable, secured or unsecured), whether by payment or the making of reasonable provision for payment thereof; and

                     (ii) thereafter, in accordance with the provisions of
         Article IV hereof.

                     SECTION 7.04. Winding Up and Certificate of Cancellation. The winding up of the LLC shall be completed when all of its debts, liabilities, and obligations have been paid and discharged or reasonably adequate provision therefor has been made, and all of the remaining property and assets of the LLC have been distributed to the Members. Upon the completion of the winding up of the LLC, a Certificate of Cancellation of the LLC shall be filed with the Secretary of State of the State of Delaware.


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                                  Article VIII
                                   AMENDMENT

                     SECTION 8.01. Amendment Procedures. This Agreement may be amended or modified only by a written instrument executed by each Member. In addition, the terms or conditions hereof may be waived by a written instrument executed by the party waiving compliance.

                                   Article IX
                                  MISCELLANEOUS

                     SECTION 9.01. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.



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                     IN WITNESS WHEREOF, the parties hereto have entered into
this Agreement as of the date first written above.





                                   HOMEFED CORPORATION


                                   By: /s/ Corinne A. Maki
                                      --------------------------------
                                       Name: Corinne A. Maki
                                       Title: Secretary and Treasurer


                                      LEUCADIA NATIONAL CORPORATION


                                   By: /s/ Barbara L. Lowenthal
                                      --------------------------------
                                       Name: Barbara L. Lowenthal
                                       Title: Vice President



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